Exhibit 4(e)

              AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of June 5, 1997 among BETHLEHEM STEEL FUNDING, LLC, BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC., BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC., BETHLEHEM STEEL CORPORATION, as Servicer, the financial institutions listed on the signature pages hereof, as Buyers and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Structuring and Collateral Agent.


                             W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Receivables Purchase Agreement (the "Agreement") dated as of September 12, 1995, and

         WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Definitions; References.  Unless otherwise specifically
                     -----------------------
defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended and restated hereby.

         SECTION 2.  Amendments to Definitions.  Section 1.1 of the Agreement
                     -------------------------
is amended as follows:

         (a) The definition of "Business Day" is amended by deleting the reference to "Wilmington, Delaware".

         (b) The definition of "Collateral Agent" is amended by replacing "J.P. Morgan Delaware" with "Morgan Guaranty".



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         (c) The definition of "Commitment Fee" is amended by replacing
".1875%" with ".15%".

         (d) The definition of "Euro-Dollar Rate" is amended by replacing ".50%" in each place where it appears with ".375%".

         (e) The definition of "Expiry Date" is amended by replacing "September 12, 2000" with the date "September 12, 2002".

         (f) The definition of "Fixed CD Rate" is amended by replacing ".625%" in each place where it appears with ".50%".

         (g) The definition of "Receivables Information Memorandum" is amended by replacing "July 1995" with "May 1997".

         (h) Each reference to "Chemical Bank" in the definitions "CD Reference Banks", "Euro-Dollar Reference Banks" and "L/C Issuing Bank" is changed to "The Chase Manhattan Bank".

         SECTION 3.  Amendment of Section 2.9 of the Agreement.  Section 2.9(g)
                     -----------------------------------------
of the Agreement is amended by replacing "1/2 of 1%" with ".375%".

         SECTION 4.  Amendment of Section 5.10 of the Agreement.  Section 5.10
                     ------------------------------------------
of the Agreement is amended by replacing "Closing Date" with "June 5, 1997".

         SECTION 5.  Amendment of Section 9.2 of the Agreement.  Section 9.2 of
                     -----------------------------------------
the Agreement is amended by deleting the references to "J.P.  Morgan Delaware".

         SECTION 6.  Changes in Commitments.  With effect from and including
                     ----------------------
the date this Amendment and Restatement becomes effective in accordance with
Section 9, (i) the Person listed on the signature pages hereof which is not a party to the Agreement (the "New Buyer") shall become a Buyer party to the Agreement and (ii) the Commitment of each Buyer shall be the amount set forth opposite the name of such Buyer on the signature pages hereof. Any Buyer whose Commitment is changed to zero shall upon such effectiveness cease to be a Buyer party to the Agreement, and all accrued fees and other amounts (other than such Buyer's interest in the Aggregate Net Investment) payable under the Agreement for the account of such Buyer shall be due and payable on such date; provided that the provisions of Sections 10.3, 10.4 and 11.3 of the Agreement shall continue to inure to the benefit of each such Buyer, provided further that such
                                                     --------
Bank shall continue to be bound by Section 11.7 of the Agreement with respect to

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information provided to it prior to such date.  If any Tranches are outstanding on such date and, as a result of changes in the Commitments of the Banks, the interests in such Tranches are not held by the continuing Banks ratably in proportion to their Commitments, such Tranches shall continue to be held on a non-pro rata basis until the next Yield Accrual Period therefor starts, at which time the Banks shall, as appropriate, buy and sell the interests in such Tranches such that, after giving effect to such purchases, the interests in such Tranches are held ratably.

         SECTION 7.  Representations and Warranties.  BSF hereby represents and
                     ------------------------------
warrants that as of the effective date hereof (after giving effect hereto):

         (a) no Termination Event or Potential Termination Event has occurred and is continuing; and

         (b) each representation and warranty of BSF set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct.

         SECTION 8.  Governing Law.  This Amendment and Restatement shall be
                     -------------
governed by and construed in accordance with the laws of the State of New York.


         SECTION 9.  Counterparts; Effectiveness.  This Amendment and
                     ---------------------------
Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof if each of the following condition sshall have been satisfied:

              (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);


              (ii) the Administrative Agent shall have received for the several accounts of the Buyers fees equal to (w) .225% of such Buyer's Commitment, if such Buyer's initial commitment for this facility and under the Amendment and Restatement of the Inventory Credit Agreement (the "facilities") was at least $75,000,000, (x) .1875% of such Buyer's Commitment, if such Buyer's initial commitment for the facilities was at least $50,000,000 but less than $75,000,000, (y) .15% of such Buyer's initial Commitment, if such Buyer's initial commitment for the facilities was at least $25,000,000 but less than $50,000,000, and (z) .125% of such

         Buyer's Commitment, if such Buyer's initial commitment for the facilities was at least $15,000,000 but less than $25,000,000;

              (iii) BSF shall have paid any fees and expenses of S&P in connection with the rating of the Buyers' Certificates;

              (iv) an amendment to the Purchase and Sale Agreement in the form of Annex I hereto shall have been executed; and

              (v) the Amendment and Restatement dated as of June 5, 1997 of the Inventory Credit Agreement shall have become effective.

         The Administrative Agent shall promptly notify the parties hereto of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       BETHLEHEM STEEL FUNDING, LLC


                                       By
                                         -----------------------------
                                         Authorized Agent

                                         5111 North Point Boulevard
                                         Sparrows Point, MD 21219-1014

                                         Telephone: 410-388-7780
                                         Facsimile: 410-388-7783
                                         Attention: D.K. Schoenen,
                                           Authorized Agent


                                         BETHLEHEM STEEL CREDIT
                                         AFFILIATE ONE, INC.


                                         By
                                           ---------------------------
                                           Title:

                                           5111 North Point Boulevard
                                           Sparrows Point, MD 21219-1014

                                           Telephone: 410-388-7781
                                           Facsimile: 410-388-7783
                                           Attention: D.K. Schoenen,
                                             President

                                         BETHLEHEM STEEL CREDIT
                                         AFFILIATE TWO, INC.



                                         By
                                           ---------------------------
                                           Title:

                                           5111 North Point Boulevard
                                           Sparrows Point, MD 21219-1014

                                           Telephone: 410-388-7782
                                           Facsimile: 410-388-7783
                                           Attention: D.K. Schoenen,
                                             President


                                         BETHLEHEM STEEL CORPORATION, as
                                         Servicer



                                         By
                                           --------------------------
                                           Title:

                                           1170 Eighth Avenue
                                           Bethlehem, PA 18016

                                           Telephone: 610-694-4581
                                           Facsimile: 610-694-3356
                                           Attention: Edmund P. Reybitz,
                                             Assistant Treasurer

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                                         MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK, as
                                         Administrative Agent, Structuring and
                                         Collateral Agent and L/C Issuing Bank



                                         By
                                           --------------------------
                                           Title:

                                           60 Wall Street
                                           New York, NY 10260

                                           Telephone: 212-648-6793
                                           Facsimile: 212-648-5336
                                           Attention: Laura E. Reim


                                         THE CHASE MANHATTAN BANK,
                                         as L/C Issuing Bank



                                         By
                                           --------------------------
                                           Title:


                                         THE LONG-TERM CREDIT BANK OF
                                         JAPAN, LTD., as L/C Issuing
                                         Bank



                                         By
                                           --------------------------
                                           Title:

                                 LENDERS:

Commitment: $50,428,571.42               MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK



                                         By
                                           --------------------------
                                           Title:


Commitment: $38,857,142.86               THE CHASE MANHATTAN BANK,



                                         By
                                           --------------------------
                                           Title:


Commitment: $38,857,142.86               THE LONG-TERM CREDIT BANK OF
                                         JAPAN, LTD.



                                         By
                                           --------------------------
                                           Title:


Commitment: $24,000,000.00               THE BANK OF NEW YORK



                                         By
                                           --------------------------
                                           Title:


Commitment: $24,000,000.00               NATIONSBANK, N.A. (CAROLINAS)



                                         By
                                           --------------------------
                                           Title:

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Commitment: $24,000,000.00               CORESTATES BANK, N.A.



                                         By
                                           --------------------------
                                           Title:


Commitment: $21,000,000.00               BANK OF AMERICA NT & SA



                                         By
                                           --------------------------
                                           Title:


Commitment: $21,142,857.14               THE FIRST NATIONAL BANK
                                         OF CHICAGO



                                         By
                                           --------------------------
                                           Title:


Commitment: $12,000,000.00               THE FUJI BANK, LIMITED



                                         By
                                           --------------------------
                                           Title:


Commitment: $12,000,000.00               THE INDUSTRIAL BANK OF
                                         JAPAN, INC.



                                         By
                                           --------------------------
                                           Title:

Commitment: $12,000,000.00               THE SUMITOMO BANK, LIMITED
                                         NEW YORK BRANCH



                                         By
                                           --------------------------
                                           Title:


Commitment: $11,428,571.43               BANK AUSTRIA
                                         AKTIENGESELLSCHAFT



                                         By
                                           --------------------------
                                           Title:


                                         By
                                           --------------------------
                                           Title:


Commitment: $10,285,714.29               SUMMIT BANK



                                         By
                                           --------------------------
                                           Title:




TOTAL
COMMITMENTS: $300,000,000


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